UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 29, 2006

COUGAR BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200
Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

(310) 943-8040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2006, Cougar Biotechnology, Inc. (the “Company”) and Arie S. Belldegrun, a director of the Company and chair of its Scientific Advisory Board, entered into an amendment to Dr. Belldegrun’s Stock Option Agreement with the Company dated August 24, 2004 increasing the exercise price of the stock option evidenced by such agreement in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The original option grant evidenced by the August 24, 2004 agreement granted Dr. Belldegrun the right to purchase 38,411 shares of common stock (as adjusted for mergers, stock splits, etc.) at an exercise price of $0.39 per share. The fair market value of the Company’s common stock at August 24, 2004 was $2.60. Accordingly, the option, all of which is currently vested and exercisable, was amended to provide for an exercise price of $2.60 per share and, in order to compensate Dr. Belldegrun for the increased exercise price, the Company also agreed to issue to Dr. Belldegrun 18,864 shares of restricted common stock, all of which vested on January 2, 2007. The amendment to Dr. Belldegrun’s stock option, including the amended exercise price and number of restricted shares of common stock issuable, is summarized below:

	A	B	C	D	E	F
			Amended Ex. Price -		Aggregate		Shares to
	Option	Original	FMV	Difference	Value ($)	Current	be Issued
	Shares	Ex. Price	at Grant	(C - B)	(A x D)	FMV	(E / F)	Vesting of Shares

8/24/04 Option Grant:	38,411	0.39	2.60	2.21	84,888.31	4.50	18,864	100% vests 1/2/07

The sole purpose of the amendment to the Stock Purchase Agreement and the issuance of restricted stock to Dr. Belldegrun was to amend the exercise price of the option in order to comply with Section 409A of the Internal Revenue Code. Under Section 409A, options granted with an exercise price less than the fair market value of the common stock on the date of grant are “non-qualified deferred compensation,” and as such are subject to income tax as the option vests, plus a 20% excise tax. Pursuant to Section 409A regulations, taxpayers may avoid the implications of Section 409A by amending such “in-the-money” option awards, prior to December 31, 2006, to increase the exercise price of the option to the fair market value of the common stock on the date of grant, and further may receive restricted stock as compensation for the increased exercise price applicable to the option.

A copy of the Restricted Stock Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.02 Compensatory Arrangements of Certain Officers

The disclosure set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Restricted Stock Agreement between the Company and Dr. Arie S. Belldegrun dated December 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: January 8, 2007	By:	/s/ Charles R. Eyler
Charles R. Eyler Vice President, Finance

EXHIBIT INDEX

10.1	Restricted Stock Agreement between the Company and Dr. Arie S. Belldegrun dated December 29, 2006